Exhibit 23.4

Consent of Independent Valuation Advisor

We hereby consent to the reference to our name (including under the heading “Experts”) and the description of our role under the headings “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisors” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Investments” in the Registration Statement on Form S-11 of Invesco Real Estate Income Trust Inc. and in the prospectus included therein.

March 31, 2021

/s/ Capright Property Advisors, LLC
Capright Property Advisors, LLC Dallas, Texas